                    [SCHEIN PHARMACEUTICAL, INC. LETTERHEAD]

                                   MEMORANDUM

TO:     Holders of Stock Options granted under the 1993, 1997 and
        1999 Stock Option Plans of Schein Pharmaceutical, Inc.
        ("Schein")
FROM:   Oliver Esman
RE:     Election to Exercise Stock Options
DATE:   June 19, 2000

                 THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
                 COVERING SECURITIES THAT HAVE BEEN REGISTERED
                        UNDER THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------

As you know, Watson Pharmaceuticals, Inc. ("WATSON") has entered into an agreement to acquire all of the outstanding common stock of Schein Pharmaceutical, Inc. ("SCHEIN COMMON STOCK") through a two-step transaction comprised of a cash tender offer (the "TENDER OFFER") followed by a merger (the "MERGER"). The following information explains the effect of the proposed acquisition on your stock options ("STOCK OPTIONS") under the Schein Pharmaceutical, Inc. 1993 Stock Option Plan (the "1993 OPTION PLAN"), the Schein Pharmaceutical, Inc. 1997 Stock Option Plan (the "1997 OPTION PLAN") and the Schein Pharmaceutical, Inc. 1999 Stock Option Plan (the "1999 OPTION PLAN") as well as the alternatives available to you as an optionholder. Collectively, all of the plans are referred to in this memorandum as the "OPTION PLANS".

Please also refer to the enclosed documents entitled "Offer to Purchase for Cash All Outstanding Shares of Common Stock of Schein Pharmaceutical, Inc." by Watson Pharmaceuticals, Inc. and the related Letter of Transmittal which describe the terms of the Tender Offer, and the Confidential Instructions.

I.  1993 OPTION PLAN AND 1997 OPTION PLAN

A. IF ANY OF YOUR STOCK OPTIONS ARE NOT CURRENTLY VESTED.

Any Stock Options granted to you under the 1993 Option Plan and the 1997 Option Plan which are not currently vested will become fully vested and immediately exercisable on the consummation of the Tender Offer. However, subject to the occurrence of the Merger, you may elect to exercise all or any part of your Stock Options under the 1993 Option Plan and the 1997 Option Plan until the last trading day on which Schein Common Stock is traded on the New York Stock Exchange immediately preceding the date of the Merger. IF YOU DO NOT EXERCISE YOUR STOCK OPTIONS UNDER THE 1993 OPTION PLAN AND THE 1997 OPTION PLAN, THEY WILL BE CANCELED AND TERMINATED EFFECTIVE AS OF THE COMPLETION OF THE MERGER AND YOU WILL LOSE THE RIGHT TO ANY ECONOMIC BENEFIT.

B. IF ANY OF YOUR STOCK OPTIONS ARE CURRENTLY VESTED.

If any Stock Options granted to you under the 1993 Option Plan and the 1997 Option Plan are currently vested (prior to the consummation of the Tender Offer), you may elect to exercise all or any part of them until the last trading day on which Schein Common Stock is traded on the New York Stock Exchange immediately preceding the date of the Merger. IF YOU DO NOT EXERCISE YOUR STOCK OPTIONS UNDER THE 1993 OPTION PLAN AND THE 1997 OPTION PLAN, THEY WILL BE CANCELED AND TERMINATED EFFECTIVE AS OF THE MERGER AND YOU WILL LOSE THE RIGHT TO ANY ECONOMIC BENEFIT.

PLEASE REFER TO THE ENCLOSED DOCUMENTS ENTITLED "OFFER TO PURCHASE FOR CASH ALL OUTSTANDING SHARES OF COMMON STOCK OF SCHEIN PHARMACEUTICAL, INC." AND THE RELATED LETTER OF TRANSMITTAL WHICH DESCRIBE THE TERMS OF THE TENDER OFFER, AND THE CONFIDENTIAL INSTRUCTIONS.

C. IF YOU EXERCISE YOUR STOCK OPTIONS UNDER THE 1993 OPTION PLAN AND THE 1997 OPTION PLAN.

If you exercise any of your Stock Options under the 1993 Option Plan and the 1997 Option Plan by 5:00 P.M. New York City time on June 29, 2000 (to the extent they are currently vested), you may tender the shares of Schein Common Stock that you acquire upon such exercise pursuant to the terms of the Tender Offer. You may also sell such shares in an open market transaction or otherwise sell them. If you do not tender these shares of Schein Common Stock in the Tender Offer (or otherwise sell them), upon the Merger, each such share will be exchanged for the number of shares of Watson common stock ("WATSON COMMON STOCK") and/or cash that other holders of Schein Common Stock will receive for each share of Schein Common Stock in the Merger.

Keep in mind that you could receive substantially more valuable consideration for your shares of Schein Common Stock in the Merger than if you tender them in the Tender Offer. PLEASE REFER TO THE ENCLOSED DOCUMENTS ENTITLED "OFFER TO PURCHASE FOR CASH ALL OUTSTANDING SHARES OF COMMON STOCK OF SCHEIN PHARMACEUTICAL, INC." AND THE RELATED LETTER OF TRANSMITTAL WHICH DESCRIBE THE TERMS OF THE TENDER OFFER, AND THE CONFIDENTIAL INSTRUCTIONS.

        IF YOU ARE AN EXECUTIVE OFFICER AND INTEND TO EXERCISE YOUR STOCK OPTIONS, PLEASE NOTIFY PAUL FEUERMAN (973-593-5960) WHO WILL ASSIST YOU IN DETERMINING ANY RESTRICTIONS THAT MAY BE APPLICABLE TO YOU UNDER SECTION 16(b) OF THE SECURITIES EXCHANGE ACT OF 1934.

D. IF YOU DO NOT EXERCISE YOUR STOCK OPTIONS UNDER THE 1993 OPTION PLAN AND THE 1997 OPTION PLAN.

IF YOU DO NOT EXERCISE YOUR STOCK OPTIONS GRANTED UNDER THE 1993 OPTION PLAN AND THE 1997 OPTION PLAN, THEY WILL BE CANCELED AND TERMINATED EFFECTIVE AS OF THE MERGER AND YOU WILL LOSE THE RIGHT TO ANY ECONOMIC BENEFIT.

II.  1999 OPTION PLAN

A. IF ANY OF YOUR STOCK OPTIONS ARE NOT CURRENTLY VESTED.

While all or some of the Stock Options granted to you under the 1999 Option Plan may become fully vested upon the consummation of the Tender Offer (depending on the terms of your Stock Option), prior to the consummation of the Tender Offer you may only exercise your Stock Options to the extent that they are currently vested.

Following the consummation of the Tender Offer, you may elect to exercise all or any part of your vested Stock Options, including any portion that becomes vested as a result of the consummation of the Tender Offer, for shares of Schein Common Stock until the last trading day on which Schein Common Stock is traded on the New York Stock Exchange immediately preceding the date of the Merger.

If you have questions regarding the terms of your Stock Options, please contact Paul Feuerman at 973-593-5960.

B. IF ANY OF YOUR STOCK OPTIONS ARE CURRENTLY VESTED.

If any Stock Options granted to you under the 1999 Option Plan are currently vested (prior to the consummation of the Tender Offer), you may elect to exercise all or any part of them for shares of Schein Common Stock until the last trading day on which Schein Common Stock is traded on the New York Stock Exchange immediately preceding the date of the Merger. Again, while all or some of the Stock Options granted to you under the 1999 Option Plan may become fully vested upon the consummation of the Tender

Offer (depending on the terms of your Stock Options), prior to the consummation of the Tender Offer you may only exercise your Stock Options to the extent that they are currently vested.

If you have questions regarding the terms of your Stock Options, please contact Paul Feuerman at 973-593-5960.

C. IF YOU EXERCISE YOUR VESTED STOCK OPTIONS UNDER THE 1999 STOCK OPTION PLAN.

If you exercise your Stock Options under the 1999 Option Plan by 5:00 P.M. New York City time on June 29, 2000 (to the extent they are currently vested), you may tender the shares of Schein Common Stock you acquire upon such exercise pursuant to the terms of the Tender Offer. You may also sell such shares in an open market transaction or otherwise. If you do not tender those shares of Schein Common Stock in the Tender Offer (or otherwise sell them), upon the Merger each such share will be exchanged for the number of shares of Watson Common Stock and/or cash that other holders of Schein Common Stock will receive for each share of Schein Common Stock in the Merger.

Keep in mind that you could receive substantially more valuable consideration for your shares of Schein Common Stock in the Merger than if you tender them in the Tender Offer. PLEASE REFER TO THE ENCLOSED DOCUMENTS ENTITLED "OFFER TO PURCHASE FOR CASH ALL OUTSTANDING SHARES OF COMMON STOCK OF SCHEIN PHARMACEUTICAL, INC." AND THE RELATED LETTER OF TRANSMITTAL WHICH DESCRIBE THE TERMS OF THE TENDER OFFER.

        IF YOU ARE AN EXECUTIVE OFFICER AND INTEND TO EXERCISE YOUR STOCK OPTIONS, PLEASE NOTIFY PAUL FEUERMAN (973-593-5960) WHO WILL ASSIST YOU IN DETERMINING ANY RESTRICTIONS THAT MAY BE APPLICABLE TO YOU UNDER SECTION 16(b) OF THE SECURITIES EXCHANGE ACT OF 1934.

D. IF YOU DO NOT EXERCISE YOUR STOCK OPTIONS UNDER THE 1999 STOCK OPTION PLAN.

If you do not exercise the Stock Options granted to you under the 1999 Option Plan, upon the consummation of the Merger, those Stock Options will be automatically assumed by Watson and become options to purchase the number of shares of Watson Common Stock and/or cash that you would have received in the Merger (as if you had held the number of shares of Schein Common Stock underlying such Stock Options immediately prior to the Merger).

     For example:

        Assume that you have Stock Options to buy 100 shares of Schein Common Stock at an exercise price of $16 per share. Also, assume, for purposes of this example only, that, upon the Merger, each share of Schein Common Stock (not already acquired by Watson pursuant to the Tender Offer) will be exchanged for 1/2 share of Watson Common Stock. In accordance with the above formula, upon exercise of your Stock Options for $1,600, you will receive 50 shares of Watson common stock. PLEASE NOTE THAT THIS EXAMPLE IS FOR ILLUSTRATION PURPOSES ONLY AND DOES NOT INDICATE THE AMOUNT THAT YOU WOULD ACTUALLY RECEIVE UPON EXERCISE OF YOUR STOCK OPTIONS FOLLOWING THE MERGER.

III.  TAX CONSEQUENCES OF EXERCISE OF YOUR STOCK OPTIONS.

The following discussion of the principal U.S. federal income tax consequences of Stock Options to employees under the 1993 Option Plan, the 1997 Option Plan and the 1999 Option Plan is based on statutory authority and judicial and administrative interpretations as of the date of this memorandum, which are subject to change at any time (possibly with retroactive effect). This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country, and the U.S. federal income tax effects on Schein in connection with the Stock Option Plans and awards granted thereunder. This discussion does not address federal estate tax (other than as it applies to the transfer of Stock Options), social security or state and local tax issues which may arise in connection with the Plan. SINCE THE U.S. FEDERAL INCOME TAX LAW IS TECHNICAL AND COMPLEX AND SUBJECT TO CHANGE, WE URGE YOU TO CONSULT WITH YOUR PERSONAL TAX ADVISOR.

On the exercise of a Stock Option, the amount by which the fair market value of the Schein Common Stock (or such other securities and/or cash which is substituted for the Schein Common Stock as a result of the Merger) on the date of exercise exceeds the exercise price of an exercised Stock Option will be taxable to you as ordinary income. Your subsequent disposition of shares acquired upon exercise of the Stock Option will ordinarily result in a capital gain or loss.

If you are an officer or director of Schein or a beneficial owner of more than 10% of Schein Common Stock, you should consult with your tax advisor as to whether, as a result of Section 16(b) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT") and the rules and regulations thereunder, the timing of income recognition is deferred for any period following the exercise of a Stock Option (the "Deferral Period"). If there is a Deferral Period, absent a written election (pursuant to Section 83(b) of the Internal Revenue Code, as amended) filed with the Internal Revenue Service within 30 days after the date of transfer of the shares of Schein Common Stock pursuant to the exercise of the Stock Option to include in income, as of the transfer date, the excess (on such date) of the fair market value of such shares over the exercise price, your recognition of income could, in certain instances, be deferred until the expiration of the Deferral Period.

The ordinary income recognized with respect to the exercise of a Stock Option under the Stock Option Plans requires that wage withholding and employment taxes be withheld at the time of exercise.

The tax basis of Schein Common Stock acquired on the exercise of a Stock Option will be equal to the amount of any cash paid on exercise, plus the amount of ordinary income you recognized as a result of the receipt of such shares. The holding period for such shares for purposes of determining short or long-term capital gain will begin upon the exercise of the Stock Option (subject to special rules if a Deferral Period applies). Capital gains rates may be further reduced in the case of a longer holding period.

If you exercise a Stock Option by delivering other shares of Schein Common Stock previously owned by you, you will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from your tax basis. You, however, will be taxed as described above with respect to the exercise of the Stock Option as if you had paid the exercise price in cash, and Schein generally will be entitled to an equivalent tax deduction. So long as you receive a separate identifiable stock certificate therefor, the tax basis and the holding period for that number of shares of Schein Common Stock received on such exercise that is equal to the number of shares surrendered on such exercise will be equal to the tax basis and include the holding period of those shares surrendered. Your tax basis and holding period for the additional shares received on exercise of the Stock Option paid for, in whole or in part, with shares of Schein Common Stock will be the same as if you had exercised the Stock Option solely for cash.

Schein generally will be entitled, subject to the possible application of Sections 162(m) and 280G of the Internal Revenue Code of 1986, as amended, to a deduction in connection with your exercise of a Stock Option in an amount equal to the income you recognize.

PLEASE REFER TO THE ENCLOSED DOCUMENT ENTITLED "OFFER TO PURCHASE FOR CASH ALL OUTSTANDING SHARES OF COMMON STOCK OF SCHEIN PHARMACEUTICAL, INC." FOR A DESCRIPTION OF THE TAX CONSEQUENCES TO SCHEIN STOCKHOLDERS WITH RESPECT TO THE TENDER OFFER AND MERGER.

                             AVAILABLE INFORMATION

This document and the documents incorporated by reference in Schein's registration statements on Forms S-8 filed with the Securities and Exchange Commission, together constitute the "Prospectus" for the offer and sale of shares of Schein Common Stock pursuant to the Option Plans.

The following documents (or indicated portions thereof), which have been filed by Schein with the Securities and Exchange Commission, are incorporated by reference into the Prospectus:

     (a) Schein's Annual Report on Form 10-K for the year ended December 25,
         1999;

     (b) Schein's Quarterly Report on Form 10-Q for the quarter ended March 25, 2000;

     (c) Schein's Current Reports on Form 8-K, filed on May 4, 2000 and May 31, 2000; and

     (d) The description of the Schein Common Stock contained in its Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 26, 1998, including any amendments or reports filed for the purpose of updating such description.

All documents filed by Schein with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities described herein pursuant to the Option Plans shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents and all other documents or materials provided to Schein's stockholders.

Any statement in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Schein will provide, without charge, all documents or materials provided to Schein's stockholders to each person participating in the Option Plans, and, upon written or oral request of such person, a copy of any and all of the documents incorporated by reference in this Prospectus (excluding the exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Investor Relations, Schein Pharmaceutical, Inc., 100 Campus Drive, Florham Park, NJ 07932, telephone number (973) 593-5535.

No person is authorized to give information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Schein. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities covered hereby in any jurisdiction or to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall create, under any circumstances, any implication that there has been no change in the facts herein set forth since the date hereof.

                                    *  *  *

If you want to elect to exercise all or any part of your Stock Options, please call ChaseMellon Shareholder Services at 800-411-6657. PLEASE NOTE THAT ANY ELECTION THAT YOU MAKE WILL BE IRREVOCABLE.

If you want to tender any or all of the shares of Schein Common Stock underlying your vested Stock Options granted under the 1993 Option Plan, the 1997 Option Plan or the 1999 Option Plan, please refer to the enclosed documents entitled "Offer to Purchase for Cash All Outstanding Shares of Common Stock of Schein Pharmaceutical, Inc." and the related Letter of Transmittal which describe the terms of the Tender Offer, and the Confidential Instructions.

Should you have any questions regarding this memorandum, please contact Oliver Esman at 973-593-5984.